Exhibit 10.16

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Consulting Agreement”) is executed as of October 30, 2017 to be effective as of November 1, 2017 (the “Effective Date”), by and between Assembly Biosciences, Inc., a Delaware corporation with its principal place of business at 11711 N. Meridian Street, Suite 301, Carmel, IN 46032 (the “Company”) and Miguel S. Barbosa, Ph.D. (the “Consultant”). This Consulting Agreement is being entered into by the parties pursuant to that certain Transition and Resignation Agreement dated October 30, 2017 (the “Resignation Agreement”) and is Exhibit A to such Resignation Agreement.

WITNESSETH:

WHEREAS, Company desires to engage Consultant to provide certain strategic advisory services on an independent contractor basis as outlined below, and Consultant wishes to provide such services to Company; and

WHEREAS, Company and Consultant desire to establish and document the terms and conditions of such consulting relationship between them.

NOW, THEREFORE, in consideration of the mutual promises and obligations of the parties set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment of Consultant; Services. Company appoints Consultant and Consultant hereby accepts appointment as Consultant to the Company. In this capacity, Consultant shall perform strategic advisory services as may be requested from time to time by the Chief Executive Officer of the Company or by the senior management team of the Microbiome Program, and agreed to by Consultant, including providing an orderly transition of Consultant’s responsibilities to Microbiome personnel, providing strategic advisory services to the Microbiome Program and assisting in the formation of a scientific advisory board (the “Services”). Consultant and Company shall work together delineate the scope of each project and the timeline and deliverables related thereto. Consultant and Company anticipate that Consultant's Services for the Company will require on average up to 16 hours per month.

2. Term; Termination. This Consulting Agreement will be effective as of the Effective Date and will continue in effect until March 31, 2018, and then will continue on a month-to-month basis thereafter, unless sooner terminated as provided below (the “Term”). This Consulting Agreement may be terminated at any time by either party, with or without cause, and without prejudice to any right or remedy a party may have due to any failure of the other party to perform their obligations under this Consulting Agreement, upon thirty (30) days written notice to the other party. In addition, the Company may terminate this Consulting Agreement immediately and without prior notice if Consultant is in breach of any material provision of this Consulting Agreement or the Resignation Agreement.

3. Duties of Consultant. Consultant agrees to faithfully, diligently, competently, and to the best of his ability within the allotted time commitment perform the Services; provided, that Consultant will at all times retain sole and absolute discretion and judgment in the manner and means of carrying out the Services. Consultant shall use best efforts to perform the Services in a manner satisfactory to the Company.  Without limiting the foregoing, Consultant shall provide Services to Company in accordance with generally accepted professional standards as applied to similar projects performed under similar conditions prevailing in the industry at the time such Services are rendered to the Company. Consultant shall not subcontract any portion of Consultant’s duties or obligations under this Consulting Agreement without the prior written consent of the Company.

4. Services for Others. During the Term and for six (6) months thereafter, Consultant will not directly or indirectly, (i) engage in any business for Consultant’s own account that competes with the Business (as defined below) of Company in any geographical area in which Company does business, (ii) enter the employ of, or render any services to, any person engaged in any business that competes with the Business of Company in any geographical area in which Company does business but only to the extent Consultant is being employed or retained to provide services to the competitor in the Business, (iii) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any business that competes with the Business of Company in any geographical area in which Company does business as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the Term with Company) between Company and strategic partner, vendor or suppliers of, or consultants to, Company that were engaged in, or were immediate prospects for engaging in, business with Company before my consulting relationship with Company was terminated. For purposes of this Section 4, “Business” shall mean any business directly that engages (A) the development of novel molecules aimed at hepatitis B core protein for the specific disease treatment of hepatitis B virus (HBV); (B) the development of (i) drug products that treat diseases with living bacteria, and (ii) products that orally deliver oral synthetic live biotherapeutics to restore health to a dysbiotic microbiome; and (C) any other business of the Company that Consultant provides Services to during the Term of this Agreement. Notwithstanding the foregoing, Consultant may, directly or indirectly own, solely as an investment, securities of any person engaged in the Business of Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Consultant (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 3% or more of any class of securities of such person. Company agrees and acknowledges that Consultant may provide consulting services to third parties and this provision is not intended to unreasonably restrict Consultant’s ability to engage in such other business activities.

5. Compensation of Consultant. As compensation for the performance of the Services, the Company will pay Consultant a monthly consulting fee in the amount of Six Thousand Dollars ($6,000.00), pro-rated for any partial month of Services. The monthly consulting fee covers a maximum of 16 hours/month at rate of $375/hour. Such fee is to be paid to Consultant within thirty (30) days after the completion of a given calendar month.

6. Expenses. Consultant shall be reimbursed for any reasonable expenses incurred while performing Services on behalf of Company, including travel (i.e., airfare, meals and lodging), provided such expenses are approved by Company in advance. All air travel on behalf of Company shall be coach class unless otherwise mutually agreed by the parties. Requested travel will be subject to Consultant approval and subject to a $275 per travel hour fee for actual transit time (not to exceed 8 hours in any one day). As a condition to receipt of reimbursement, Consultant shall be required to submit to Company reasonable evidence that the amount involved was expended and related to Services provided under this Consulting Agreement.

7. Independent Contractor Status of Consultant.

(a) Consultant's legal status is an independent contractor of Company. Nothing in this Consulting Agreement makes Consultant the agent, partner, joint venturer, employee or legal representative of Company for any purpose whatsoever; nor shall Consultant hold himself out as such. Consultant will have no authority to bind Company in any manner or for any purpose.

(b) Consultant will not be an employee of Company for any purpose, including for purposes of the Fair Labor Standards Act's minimum wage and overtime provisions, nor any other provision of federal, state, or local law applicable to employees. Further, Consultant understands and agrees that he will not be entitled to any employment benefits that may be made available by the Company to its employees, including but not limited to vacation pay, sick leave, retirement benefits, social security, workers' compensation, health or disability benefits, and unemployment insurance benefits.

(c) Consultant acknowledges that he has not relied on any statements or representations by the Company or its attorneys with respect to the tax treatment of any compensation due under this Consulting Agreement. Consultant understands that the Company will not be responsible for withholding or paying any federal or state income, social security or other taxes in connection with any compensation paid under this Consulting Agreement, and Consultant agrees that he is solely responsible for any such tax payments.

8. Representations. Consultant hereby represents and warrants to Company that (a) Consultant is free to enter into this Consulting Agreement with Company and to perform the Services described herein; (b) the execution of this Consulting Agreement and the performance of the Services by Consultant will not result in the breach of any express or implied, oral or written, contract or agreement, to which Consultant is bound (including, without limitation, any non-competition agreement with a current or prior employer); and (c) the execution of this Consulting Agreement and the performance of the Services will not at any time interfere with or violate any third party rights (including, without limitation, the use, disclosure, misappropriation, or infringement of any confidential information, proprietary rights or intellectual property belonging to any other person or entity).

9. Indemnification. Company will indemnify Consultant for all losses, liabilities, damages and expenses resulting from any and all actions, demands or claims arising from Consultant’s provision of the Services in good faith.

10. Ownership of Intellectual Property

(a) Consultant will immediately and fully disclose in writing to the Company all intellectual property and other proprietary information, including without limitation, all inventions, methods, processes, innovations, discoveries, developments, ideas, technologies, computer code and programs, macros, trade secrets, know-how, formulae, designs, patterns, marks, names, improvements, industrial designs, mask works, works of authorship, technical materials relating to the business of the Company conceived or developed by the Consultant during the Term (collectively, “Intellectual Property”) whether or not any such Intellectual Property is patentable, copyrightable, or otherwise protectable. Notwithstanding the foregoing, this Consulting Agreement shall not be construed to apply to, and shall not create any assignment of any Intellectual Property of Consultant that Consultant developed entirely on his own time without using the Company's equipment, facilities, confidential or trade secret information, except for Intellectual Property that results from any work performed by the Consultant for the Company.

(b) Consultant does hereby, and will from time to time immediately upon the conception or development of any Intellectual Properly in the course of Consultant's engagement with the Company assign to the Company all of his right, title and interest in and to all such Intellectual Property (whether or not patentable, registrable, recordable or protectable by copyright and regardless of whether the Company pursues any of the foregoing). If any Intellectual Property falls within the definition of “work made for hire,” as such term is defined in 17 U.S.C. § 101, such Intellectual Property will be considered “work made for hire,” and the copyright of such Intellectual Property will be owned solely and exclusively by the Company. If any Intellectual Property does not fall within such definition of “work made for hire”, then the right, title, and interest in and to such Intellectual Property of Consultant will be assigned to the Company pursuant to the first sentence of this Section 9(b).

(c) Consultant will execute and deliver any assignment instruments and do all other things reasonably requested by the Company (both during and after Consultant's engagement with the Company) in order to more fully vest in the Company sole and exclusive right, title, and interest in and to all Intellectual Property. Consultant agrees to cooperate with and provide reasonable assistance to the Company in the preparation of applications for letters patent, copyright, and other forms of protection for Intellectual Property, including but not limited to the execution and delivery of any instruments reasonably requested by the Company (both during and after Consultant's engagement with the Company), in order to protect the Company’s interest in and to all Intellectual Property. If the Company is unable for any reason to secure Consultant's signature on any lawful and necessary document required to apply for or execute any patent, trademark, copyright or other applications with respect to any Intellectual Property (including renewals, extensions, continuations, divisions or continuations in part thereof), Consultant hereby irrevocably designates and appoints the Company and its then current Chief Executive Officer or General Counsel as Consultant's agent and attorney-in-fact to act for and in behalf and instead of Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, trademarks, copyrights or other rights thereon with the same legal force and effect as if executed by Consultant.

11. Confidential Information.

(a) Consultant acknowledges that during his engagement with Company he will have access to certain highly-sensitive, confidential, and proprietary information belonging to the Company or third parties who may have furnished such information under obligations of confidentiality, relating to and used in the Company's business (collectively, “Confidential Information”). Consultant acknowledges that, unless otherwise available to the public, Confidential Information includes, but is not limited to, the following categories of information and material, including all copies, notes, or other reproductions or replicas thereof: financial statements and information; budgets, forecasts, and projections; business and strategic plans; marketing, sales, and distribution strategies; research and development projects; records relating to any intellectual property developed by, owned by, controlled, licensed, or maintained by the Company; information related to the Company's inventions, research, products, designs, methods, know-how, formulae, techniques, systems, processes; customer lists; non-public information relating to the Company's customers, suppliers, employees, distributors, or investors; the specific terms of the Company's agreements or arrangements, whether oral or written, with any customer, supplier, vendor, collaborator or contractor with which the Company may be associated from time to time; and any and all information relating to the operation of the Company's business which the Company may from time to time designate as confidential or proprietary or that Consultant reasonably knows should be, or has been, treated by the Company as confidential or proprietary. Confidential Information encompasses all formats in which information is preserved, whether electronic, print, or any other form, including all originals, copies, notes, or other reproductions or replicas thereof.

(b) Consultant agrees that he will maintain the confidentiality of the Confidential Information at all times during and for ten years following the Term and will not, directly or indirectly, use or disclose any Confidential Information for any purpose other than to the extent necessary to perform the Services.

(c) Consultant's obligations under this Section 11 will not apply to any information that (i) becomes generally known to the public without any breach of this Consulting Agreement by Consultant or of any similar agreement by any other employee or contractor of the Company, (ii) is disclosed to Consultant by a third party under no obligation of confidentiality to the Company and/or any client of the Company, or (iii) the Consultant is required to disclose by law, provided that Consultant first notifies Company of the existence and terms of such requirement, gives Company a reasonable opportunity to seek a protective order or similar relief to prevent or limit such disclosure, and only discloses that information actually required to be disclosed.

(d) The foregoing notwithstanding, pursuant to the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Consulting Agreement shall limit Consultant’s right to report possible violations of law or regulation with any federal, state or local government agency or to discuss the terms and conditions of Consultant’s engagement by the Company to the extent that such disclosure is protected under applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure.

12. Return of Property. Upon termination of Consultant's engagement with the Company for any reason, or at any time upon request of the Company, Consultant will promptly deliver to the Company all Confidential Information in any form along with all personal property belonging to the Company that is in Consultant's possession, custody, or control, including, without limitation, all files, memoranda, designs, correspondence, manuals, programs, data, records, notes, notebooks, reports, papers, equipment, computer software, proposals, or any other files, material, document or possession (whether in hard copy or any electronic format), however obtained, along with any reproductions or copies.

13. Remedies. Consultant acknowledges and agrees that the breach or threatened breach of Sections 4, 10, 11 and/or 12 of this Consulting Agreement may result in immediate and irreparable injury to Company, which injury may not be subject to redress by monetary damages. Accordingly, Consultant agrees that Company is entitled to enforce this Consulting Agreement by seeking a temporary restraining order, preliminary and permanent injunction and/or any other appropriate equitable relief. Nothing in this Section prohibits the Company from pursuing any other remedies available to it in law or equity, including but not limited to the recovery of monetary damages.

14. Assignment. Due to the personal nature of the Services to be rendered hereunder, Consultant may not assign this Consulting Agreement.  The Company may assign this Consulting Agreement without the consent of Consultant.  Subject to the foregoing, this Consulting Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

15. Governing Law; Venue. This Consulting Agreement will be governed by and construed in accordance with the laws of the State of Indiana, without regard to that body of law known as choice of law. Any litigation arising out of or related to this Consulting Agreement will be brought exclusively in any state or federal court in Indianapolis, Indiana. Each party (i) consents to the personal jurisdiction of said courts, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts, and (iii) agrees not to bring any proceeding arising out of or relating to this Consulting Agreement in any other court.

16. Miscellaneous.

(a) The provisions of Sections 2, 4 and 6-16 will survive the termination of this Consulting Agreement for any reason.

(b) Should any provision of this Consulting Agreement or the application thereof, to any extent, be held invalid or unenforceable, the remainder of this Consulting Agreement and the application thereof other than those provisions held invalid or unenforceable, shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

(c) No waiver by either party of any breach of this Consulting Agreement shall be construed as a waiver of any succeeding breach of this Consulting Agreement.

(d) This Consulting Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Any facsimile, PDF reproduction of original signatures or other electronic transmission of a signed counterpart shall be deemed to be an original counterpart and any signature appearing thereon shall be deemed to be an original signature.

(e) This Consulting Agreement, together with the Resignation Agreement and the documents referenced therein, represents the entire and integrated agreement between the parties and supersedes all prior negotiations, representations or agreements, either written or oral regarding the subject matter thereof.

(f) This Consulting Agreement may be amended only by a written instrument signed by both Company and Consultant.

[Signature Page Follows]

IN WI'INESS WHEREOF, the parties hereto have executed this Consulting Agreement to be effective as of the Effective Date.

CONSULTANT:	COMPANY:

ASSEMBLY BIOSCIENCES, INC.

/s/ Miguel S. Barbosa, Ph.D.	By:	/s/ Derek A Small
Miguel S. Barbosa, Ph.D.	Derek A. Small
Chief Executive Officer and President

[Signature Page to Consulting Agreement]

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